UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 28, 2005

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CHAMPPS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22639 (Commission File Number)	04-3370491 (I.R.S.Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124
(Address of principal executive offices)(Zip Code)

(303) 804-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        As previously disclosed, on March 2, 2005 the Board of Directors of Champps Entertainment, Inc. (the “Company”) elected Michael P. O’Donnell as the Company’s new Chief Executive Officer and President. In accordance with his election and pursuant to Nasdaq Marketplace Rule 4350 requiring that each of the Audit, Nominating and Corporate Governance, and Compensation Committees be comprised solely of independent directors, Mr. O’Donnell resigned from each of the foregoing committees effective as of such date.

        On March 28, 2005, the Company received a letter from The Nasdaq Stock Market, Inc. notifying the Company that, as a result of the resignation of Michael O’Donnell from the Company’s Audit Committee, the Company no longer complies with Nasdaq Marketplace Rule 4350(d)(2) requiring the company to have an Audit Committee comprised of at least three independent directors, although the company has until the next annual stockholders meeting to fill the vacancy under the applicable cure period.

        On March 31, 2005 the Company added an additional independent director as described below under Item 5.02 to fill the vacancy on its Audit Committee and has regained compliance with Marketplace Rule 4350(d)(2).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On March 31, 2005, Messrs. Nathaniel Rothschild and Timothy R. Barakett resigned from the Company’s Board of Directors. Both were affiliated with the company’s principal stockholder, Atticus Capital, L.L.C. Mr. Stephen Edwards, the senior managing director of Atticus Capital L.L.C., remains on the Company’s Board of Directors.

        In addition, on March 31, 2005, the Company elected Karl Okamoto to fill a vacancy on its Board of Directors and reduced the size of the Board of Directors to six. Mr. Okamoto was appointed to serve as a member of the Company’s Compensation Committee. The Board of Directors has determined that Mr. Okamoto qualifies as an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”). Mr. Okamoto has served as a Senior Managing Director of Atticus Capital, L.L.C. since 2004. From 2001 to 2004, he was an independent consultant. From 1999 to 2001, Mr. Okamoto was an executive officer and member of the Board of Directors of Harvest Book Company, LLC, an internet book retailer. He continues to serve on Harvest’s Board. Mr. Okamoto was previously a partner with Kirkland & Ellis and Dechert LLP. He is 42 years old.

        On March 31, 2005, the Company appointed Mr. James Goodwin to serve as a member of the Company’s Audit Committee. Mr. Goodwin has served as a director of the Company since March 1999. The Board of Directors has determined that Mr. Goodwin qualifies as an “independent director” as defined in Rule 4200(a)(15) of the NASD and the Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, as amended. The Board of Directors determined that Mr. Goodwin is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005	Champps Entertainment, Inc. (Registrant) By: Frederick J. Dreibholz Name: Frederick J. Dreibholz Title: Chief Financial Officer